                                                                     EXHIBIT 4.3

                                    FORM OF
                               FOUR MEDIA COMPANY
                      NONQUALIFIED STOCK OPTION AGREEMENT
                           WITH REPURCHASE PROVISIONS

                                   __________


     This Agreement is made by and between Four Media Company, a Delaware corporation (the "Company"), and _____________ (the "Optionee") as of the 17th day of October, 1996.

     Company and Optionee agree as follows:

1.   Grant of Option
     ---------------

     Subject to the terms and conditions set forth herein, the Company grants to Optionee a nonqualified stock option (a "Nonqualified Stock Option" or "Option") to purchase ___________ ____________________ (_______) shares of the Company's authorized and unissued Common Stock from the Company, at the price of __________________ ($____) per share (the "Option Price"). This Option is granted as a substitute for the option issued to Optionee by Company's wholly owned subsidiary, 4MC-Burbank, Inc., formerly Four Media Company, formerly ATS Acquisition Corp., pursuant to which Optionee held options to acquire ____ shares of the Common Stock of 4MC-Burbank, Inc. at the price of _______________________________ ___________________________ ($________) per
share.  Optionee hereby relinquishes such prior option.

2.   Status of Options
     -----------------

     The Nonqualified Stock Option granted hereunder is granted to Optionee as an employee of the Company, but it is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.   Term of Option
     --------------

     The Option shall terminate on, and shall not be exercisable after, the expiration of the earliest of (a) _________________, (b) three (3) months after the date Optionee's employment with the Company terminates, if such termination is for any reason other than Retirement, Permanent Disability, death or Cause,
(c) the date Optionee's employment with the Company terminates, if such termination is for Cause, (d) one (1) year after the date Optionee's employment with the Company terminates, if such termination is a result of Retirement, Permanent Disability or death, or if such termination is for any reason other than Retirement, Permanent Disability, death or Cause, and Optionee dies or becomes Permanently Disabled within three (3) months after the date Optionee's employment with the Company terminates, or (e) cancellation pursuant to Section
8.1 hereof; provided, however, that with respect to that portion of the Option which would have been exercisable at the date of termination of employment pursuant to Section 4.1 (the "Vested Options"), if such termination is not for Cause, and if the stock underlying the Vested Options is not then registered under the Securities Act of 1933, the Vested Options shall continue to be exercisable until the earliest of (a) ____________ ____, (b) cancellation pursuant to Section 8.1 hereof, (c) eighteen (18) months after such termination of employment, or (d) three (3) months after the date the stock underlying the Options is registered under the Securities Act of 1933. For purposes hereof, the stock underlying the Options, even if registered, shall not be considered as registered unless and until any agreement of Optionee not to sell such stock publicly has expired or has otherwise been terminated or been waived.

4.  Exercise
    --------

    4.1.  Exercisability.  The Option shall be exercisable as to one-half of the
          --------------
number of shares subject to the Option on or after the date hereof and as to an additional one-sixth on _____________ of each of the next three years commencing _________________, if Optionee is then employed by the Company. If the employment of Optionee is terminated by Company without Cause, and if such termination is a material breach of any written employment agreement between Optionee and Company, the Option shall be exercisable as to all shares subject to the Option as of the date of such termination.

    4.2.  Notice of Exercise.  The Optionee shall exercise the Option by
        ------------------
delivering to the Company, either in person or by certified or registered mail, written notice of election to exercise, payment in full of the purchase price as provided in Section 4.3 below and payment of the sums required by, or other compliance with, the provisions of Section 4.4 below. The written notice shall set forth the whole number of shares for which the Option is being exercised.

    4.3.  Payment of Purchase Price.  The purchase price for any shares of
          -------------------------
Common Stock of the Company with respect to which Optionee exercises this Option shall be paid in full at the time Optionee delivers the written notice of exercise to the Company. The purchase price shall be paid in cash or by check.

    4.4.  Withholding.  Upon exercise of the Option, or any portion thereof,
          -----------
Optionee shall pay to the Company, or make arrangements satisfactory to the Board for payment to the Company of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise of the Option or the relevant portion thereof.

    4.5.  Financing.  Notwithstanding the provisions of Sections 4.3 and 4.4,
          ---------
the Company may extend and maintain, or arrange for the extension and maintenance of, credit to Optionee to finance payment of the purchase price, or payment of the sums required by Section 4.4, on such terms as may be approved by the Board.

5.  Issuance of Shares
    ------------------

    Promptly after the Company's receipt of the written notice of exercise provided for in Section 4.2 above, Optionee's payment in full of the purchase price, and Optionee's compliance with the provisions of Section 4.4 above, the Company shall deliver, or cause to be delivered to Optionee, separate certificates for the whole number of shares with respect to which each portion of the Option is being exercised by Optionee. Shares shall be registered in the name of Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to the issuance to Optionee of the shares of Common Stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be deferred until the completion of such action and/or such listing.

6.  Fractional Shares
    -----------------

    In no event shall the Company be required to issue fractional shares upon the exercise of any part of the Option.

7.  Rights as a Shareholder
    -----------------------

     Optionee shall have no rights as a shareholder of the Company with respect to any shares covered by the Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 8 below.

8.  Effect of Certain Corporate Changes and Changes in Control
    ----------------------------------------------------------

    8.1.  Effect of Changes.
          -----------------

    Notwithstanding any other provision of this Agreement to the contrary, in the event that (a) all or substantially all of the assets and business of the Company are sold in substantially a single transaction, (b) the Company is merged or consolidated with and into another corporation and is not the surviving corporation of such merger or consolidation, or (c) eighty percent (80%) or more in the fair market value of the outstanding capital stock of the Company is acquired by another person, firm or corporation (including an affiliate or parent), effective as of the earliest of (i) the date of execution and delivery of binding agreements for the consummation of such event, or (ii) adoption by the Board of a resolution approving such an event, or (iii) adoption by the Board or the Shareholders of resolutions for the dissolution or liquidation of the Company (a "Reorganization Event"), then the Board shall take one of the following actions, the choice of which is in its sole discretion (or other action with the agreement of the Optionee): (i) cause the surviving entity or new owner, as the case may be, to agree to adopt this Agreement and to continue in effect its terms as such terms were in effect as of the date of the Reorganization Event, except that equitable adjustments shall be made, if appropriate, to reflect the value of the Common Stock subject to the Options immediately prior to and following the occurrence of the Reorganization Event;
(ii) cause the surviving entity or new owner, as the case may be, to grant new stock options (the "Substitute Options"), in substitution for the unexercised Options as of the date of the Reorganization Event; provided, however, that such
                                                    --------  -------
Substitute Options shall have a value, as of the date of such Reorganization Event, equal to the value of such unexercised Options as of such date; (iii) provide for the payment upon termination or cancellation of outstanding Options of an amount in cash or securities equal to the excess, if any, of the Fair Market Value of the Common Stock subject to such Options at the time of such termination or cancellation over the aggregate exercise price of such Options; or (iv) advance the dates upon which all outstanding Options vest.

    8.2.  Dilution and Other Adjustments.
          ------------------------------

    The Board shall make appropriate and proportionate adjustments in the number and class of shares subject to the Option and the purchase price of such shares in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation or like change in the capital structure of the Company. Such adjustments shall be conclusive and binding for all purposes.

9.  No Transfer of Option
    ---------------------

    Optionee may not transfer all or any part of the Option except by Will or by the laws of descent and distribution, and the Option shall not be exercisable during the lifetime of Optionee by any person other than Optionee.

10. Investment Representation
    -------------------------

    Optionee hereby agrees with the Company that, unless the shares are then registered, Optionee may be required, as a condition to the issuance of the shares of Common Stock of the Company covered by the Option, to represent to the Company that the shares issued pursuant to the exercise of the Option are being acquired for investment and without a view to the distribution thereof; and that the Company may restrict the transfer of the Shares of Common Stock and may place a legend on the certificate(s) evidencing the shares of the Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under Securities Act of 1933, as amended, and/or registered or qualified under applicable state securities laws, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration or qualification.

11. Optionee's Employment
    ---------------------

    Nothing in the Plan or in this Agreement shall confer, or be deemed to confer, upon Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate Optionee's employment at any time.

12. Repurchase Provisions
    ---------------------

    Except as specified in Sections 12.1 and 12.9 below, the shares of Common Stock of the Company originally subject to the Option specified in Section 1 above and (a) all shares of the Company's capital stock received as a dividend or other distribution upon such shares, and (b) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 12 and are hereinafter referred to as "Restricted Shares."

  12.1.  Termination of Repurchase Provisions on Certain Corporate Changes and
         ---------------------------------------------------------------------
Changes in Control.  Notwithstanding any other provision of this Agreement to
------------------
the contrary, in the event of a Reorganization Event as defined in Section 8.1, all restrictions and repurchase rights imposed on the Restricted Shares under this Section 12 shall lapse subject to reinstatement if such event is not consummated.

  12.2.  No Sale or Pledge of Restricted Shares.  Except as hereinafter
         --------------------------------------
provided, Optionee agrees and covenants that he will not sell, pledge, encumber or otherwise transfer or dispose of, and will not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as "Transfers"), all or any portion of the Restricted Shares or any interest therein except in accordance with and subject to the terms of this Section 12.

  12.3.  Voluntary Transfer Repurchase Option.  If Optionee desires to effect a
         ------------------------------------
voluntary Transfer of any of the Restricted Shares during the continuation of this Agreement, Optionee shall first give written notice to the Company of such intent to Transfer (the "Offer Notice") specifying (a) the number of the Restricted Shares (the "Offered Shares") and the date of the proposed Transfer (which shall not be less than fifty-one (51) days after the giving of the Offer Notice), (b) the name, address and principal business of the proposed transferee (the "Transferee"), and (c) the price and other terms and conditions of the proposed Transfer of the Offered Shares to the Transferee (the "Offer Price"). The Offer Notice by Optionee shall constitute an offer to sell all, but not less than all, of the Offered Shares, at the Offer Price, to the Company and/or its designated purchaser. If the Company desires to accept Optionee's offer to sell, either for itself or on behalf of its designated purchaser, the Company shall signify such acceptance by written notice to Optionee within fifty (50) days following the giving of the Option Notice. Failing such acceptance, Optionee's offer shall lapse on the fifty-first day following the giving of the Option Notice. With such written acceptance, the Company shall designate a day not later than ten (10) days following the date of the giving of its notice of acceptance on which the Company or its designated purchaser shall deliver the purchase price (in the form and manner set forth at Section 12.7) of the Offered Shares and Optionee shall deliver to the Company or the designated purchaser, as applicable, all certificates evidencing the Offered Shares endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer. Upon the lapse of Optionee's offer without acceptance by the Company, Optionee shall be free for a period of thirty (30) days thereafter to transfer the Offered Shares not purchased by the Company or the designated purchaser to the Transferee (and to no one else), for a price and on such terms and conditions as are no more favorable to the Transferee than those set forth in the Offer Notice. After the expiration of the thirty (30) day period, the restrictions of this Section 12 shall again apply to the Restricted Shares. The Offered Shares so transferred by Optionee to the Transferee shall continue to be subject to all of the terms, conditions and restrictions of this Section 12 and the Company shall have the right to require, as a condition to such transfer, that the Transferee execute an agreement substantially in the form and content of the provisions of this
Section 12.

  12.4.  Involuntary Transfer Repurchase Option.  Whenever Optionee has any
         --------------------------------------
notice or knowledge of any attempted, pending or consummated involuntary transfer or lien or charge upon any of the Restricted Shares, whether by operation of law or otherwise, Optionee shall give immediate written notice thereof to the Company. Whenever the Company has any other notice or knowledge or any such attempted, impending or consummated involuntary transfer, lien or charge, it shall give written notice thereof to Optionee. In either case, Optionee agrees to disclose forthwith to the Company all pertinent information in his possession relating thereto. If any of the Restricted Shares are subjected to any such involuntary transfer, lien or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Shares upon notice by the Company to Optionee or other record holder at the price set forth in Section 12.7. Any of the Restricted Shares so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien or charge.

  12.5.  Excepted Transfers.  The provisions of Sections 12.3 and 12.4 above
         ------------------
shall not apply to transfers by Optionee to his spouse, lineal descendants or trustees in trust for their benefit or his own benefit; provided, however, that Optionee shall continue to be subject to all of the terms and provisions of this
Section 12 with respect to any remaining present or future interest whatsoever he may have in such of the transferred Restricted Shares, and further provided that the transferee of any such Restricted Shares shall likewise be subject to all such terms and conditions of this Section 12 as though such transferee were a party hereto.

  12.6.  Repurchase Option on Employment Termination.  The Company shall have
         -------------------------------------------
the right to purchase or designate a purchaser of all, but not less than all, of the Restricted Shares for the purchase price specified in Section 12.7 below in the event Optionee's employment relationship with the Company is either voluntarily or involuntarily terminated, regardless of the reason for such termination, including but not limited to death, Permanent Disability, Retirement or otherwise. The Company shall have a period of fifty (50) days after the later of (i) the date of such termination, or (ii) the expiration of the right of Optionee to exercise any unexercised portion of his Option (or the exercise of the entire unexercised portion of his Option, if earlier), to exercise its rights to purchase hereunder. If such right of purchase is not exercised within the aforementioned fifty (50) day period, the Restricted Shares as to which such time period has expired shall no longer be subject to any of the limitations imposed by the provisions of Section 12 of this Agreement. If the Company chooses to exercise its right to purchase the Restricted Shares hereunder, the Company shall give its notice of exercise to Optionee or his legal representative within the aforesaid fifty (50) day period, specifying in such notice the purchase price for the Restricted Shares and specifying in such notice a date not later than ten (10) days following the date of the giving of such notice on which the Company or its designated purchaser shall deliver, or be prepared to deliver, the purchase price (in the form and manner set forth in Section 12.8) and Optionee or his legal representative shall (subject to satisfaction of any necessary probate proceedings) deliver all certificates evidencing such Restricted Shares duly endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.

  12.7.  Repurchase Price.  For purposes of Section 12.4 or Section 12.6 above,
         ----------------
the per share purchase price of Restricted Shares shall be an amount equal to the Fair Market Value of the Restricted Shares. If Optionee so requests after termination of his employment, such purchase price shall be communicated to the Optionee in writing not less than ten (10) days prior to the expiration of the right of Optionee to exercise any unexercised portion of his Option, the failure of which shall constitute, and result only in a waiver by Company of its repurchase option under Section 12.6.

  12.8.  Payment of Purchase Price.  For purposes of Section 12.3 above, the
         -------------------------
purchase price of the Restricted Shares shall be paid at the same times and in the same manner as set forth in the Offer Notice. For purposes of Section 12.4 or 12.6 above, the purchase price shall be paid in such manner and over such period (not to exceed two (2) years and payable not less frequently than quarterly) as the Board shall determine; provided, however, that not less than twenty-five percent (25%) of the purchase price shall be paid as a down payment and the balance shall bear interest at the applicable federal rate, as presently defined in the Code.

  12.9.  Termination of Repurchase Provisions Upon Public Offering.  Upon the
         ---------------------------------------------------------
first sale of any shares of the Company's Common Stock in a public offering pursuant to a registration statement filed under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, other than registration statements on Form S-4 or S-8, or any similar forms, any and all restrictions or repurchase rights imposed on Restricted Shares under this
Section 12 shall thereupon lapse and be without further force or effect.

  12.10.  Legend on Certificates.  Prior to delivery of any certificates of the
          ----------------------
Restricted Shares, all certificates evidencing any of the Restricted Shares shall be imprinted on the face and reverse side of such certificate with a legend substantially as follows:

          ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ANY OTHER DISPOSITION OF THE SHARES OF CAPITAL STOCK OR ANY INTEREST THEREIN REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF AN AGREEMENT, DATED AS OF _________________________. A COPY OF SUCH AGREEMENT AND ALL AMENDMENTS OR SUPPLEMENTS THERETO IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE ISSUER. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SAID AGREEMENT AND ALL AMENDMENTS OR SUPPLEMENTS THERETO.

13.  Buy-Out
     -------

     In the event that at the time of termination of employment Optionee is entitled to exercise any Options pursuant to the provisions of Section 4.1 hereof (the "Vested Options"), and in the event the stock underlying the Vested Options is not then registered under the Securities Act of 1933, as amended, the following shall apply:

          13.1. If the termination of employment results from a termination of Optionee by Company for Cause or from a termination by Optionee which is a material breach of any employment agreement between Optionee and Company, Optionee shall not be entitled to any benefits under this Section 13.

     13.2. If the termination of employment results from a termination by Company of Optionee without Cause, or from the Retirement, Permanent Disability or death of Optionee, and if Optionee or his representative tenders the surrender of his Vested Options to Company within sixty (60) days after such termination, Company will pay to Optionee an amount equal to the Fair Market Value at the Valuation Date of the Common Stock underlying the Vested Options less the exercise price of the Vested Options (the "Buy-Out Price") within twelve (12) months after termination of such employment; provided, however, that if at the time of such termination, or within twelve (12) months thereafter, Company's Common Stock (other than the stock underlying the Vested Options) has been registered or is registered under the Securities Act of 1933, as amended, and if any agreement of Optionee not to sell the stock underlying the Vested Options has expired or is otherwise terminated or waived during such period, in lieu of making such payment and accepting such surrender, Company may register the stock underlying the Vested Options under the Securities Act of 1933, as amended.

     13.3. If the termination of employment results from the action of Optionee (other than Retirement or death), and not the action of Company, and in the event such termination is not a material breach of any employment agreement between Optionee and Company, and if Optionee tenders the surrender of his Vested Options to Company within sixty (60) days after such termination, Company will pay to Optionee an amount equal to one-half of the Buy-Out Price at the Valuation Date within twelve (12) months after termination of such employment; provided, however, that if at the time of such termination, or within twelve
(12) months thereafter, Company's Common Stock (other than the stock underlying the Vested Options) has been registered or is registered under the Securities Act of 1933, as amended, and if any agreement of Optionee not to sell the stock underlying the Vested Options has expired or is otherwise terminated or waived during such period, in lieu of making such payment and accepting such surrender, Company may register the stock underlying the Vested Options under the Securities Act of 1933, as amended.

14.  Definitions
     -----------

     14.1. "Permanent Disability" means a physical or mental disability authorizing or resulting in termination as defined in any written employment agreement in effect from time to time between Optionee and Company or its Subsidiaries or Affiliates; or if there is no written employment agreement in effect at the time of termination, "Permanent Disability" means Disability as defined in the latest written employment agreement between Optionee and Company or its Subsidiaries and Affiliates.

     14.2. "Retirement" means the voluntary termination of employment by Optionee after the later of (i) the completion of ten (10) consecutive years of employment with the Company or its Predecessors, Subsidiaries or Affiliates, or
(ii) attainment of age sixty-two (62).

     14.3. "Cause" means cause as defined in any written employment agreement in effect from time to time between Optionee and Company or its Subsidiaries or Affiliates; or if there is no written employment agreement in effect at the time of termination, "Cause" means cause as defined in the latest written employment agreement between Optionee and Company or its Subsidiaries or Affiliates.

     14.4. "Valuation Date" means the last day of the Company's fiscal year coincident with or immediately prior to the date of termination of Optionee's employment.

     14.5.  "Fair Market Value" means:

            14.5.(a) If, at the Valuation Date, the Company's Common Stock is traded publicly, the Fair Market Value of each Restricted Share or of each share underlying a Vested Option shall mean the average of the high and low sales price per share of stock (or, if sales prices are not reported, the average of the bid and ask quotations) for the Valuation Date, as reported by NASDAQ (or, if such shares are listed on a national stock exchange or another national quotation system and sales prices on such exchange or system are generally reported, as reported or quoted by the consolidated reporting system), or, if no such sales were reported for the Valuation Date, for the most recent date on which sales prices or quotations were available.

            14.5.(b) If, at the Valuation Date, the Company's Common Stock is not traded publicly:

                   14.5.(b)(i) the Fair Market Value of each Restricted Share or of each share underlying a Vested Option shall mean the Fair Market Value of the Company attributable to Common Stock divided by the number of issued and outstanding shares of Common Stock of the Company on a fully diluted basis, discounted for lack of marketability and discounted for its minority status. The discount shall be determined by the Expert described in Section 14.5.(b)(ii)).

                   14.5.(b)(ii) the Fair Market Value of the Company shall be the lesser of the following:

                            14.5.(b)(ii)(1) the value of the Company as of the
Valuation Date on a going concern basis based on the net assets and operating performance of the Company, applying recognized standards for determination of the going concern value of the privately held Company, as determined by an independent Expert selected by Company. The Expert shall be designated within thirty (30) days of the event giving rise to the need for valuation, and the Expert shall be a nationally recognized valuation firm, a valuation division of a national accounting firm, or a nationally recognized investment banking firm. In order to determine that portion of the Fair Market Value attributable to common stock, there shall be deducted from the value of the Company an amount equal to the liquidation preference or other stated value of all non-convertible equity securities senior to common stock.

                            14.5.(b)(ii)(2) the value of the Company determined
by the following formula based upon the certified financial statements of the Company as of the Valuation Date: (a) earnings before interest, income taxes, depreciation and amortization, multiplied by 5.3, less (b) all debt and an amount equal to the liquidation preference or other stated value of all non-convertible equity securities senior to common stock, plus or minus (c) any working capital surplus or deficit. Debt shall mean all obligations for borrowed money, including capital leases and any other obligations which would be considered as indebtedness for borrowed money under generally accepted accounting principles.

15.  General Provisions
     ------------------

     15.1.  Entire Agreement.  This Agreement contains the entire understanding
            ----------------
between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

     15.2.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of California.

     15.3.  Notices.  Any notice given pursuant to this Agreement may be served
            -------
personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed as set forth by the party's signature on this Agreement or at such other address as such party may designate in writing from time to time. Any notice given as provided in the preceding sentence shall be deemed delivered when given if personally served,, or if mailed, ten (10) business days after mailing.

     15.4.  Further Acts.  Each party to this Agreement agrees to perform such
            ------------
further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

     15.5.  Severability.  If any term, provision, covenant or condition of this
            ------------
Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any of the other terms, provisions, covenants or conditions of this Agreement, each of which shall be binding and enforceable.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


                                   "COMPANY"

                                   FOUR MEDIA COMPANY, a Delaware corporation




                                   By: _______________________________

"OPTIONEE"



______________________________


                                 CONSENT OF SPOUSE


  I acknowledge that I have read the foregoing Four Media Company Stock Option Agreement with Repurchase Provisions (the "Agreement") and that I know its contents. I am aware that by its provisions my spouse agrees to sell all shares of the Company, including my community property interest in them, on the occurrence of certain events specified in the Agreement. I hereby consent to the sale, approve of the provisions of the Agreement and agree that those shares and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on those shares or my interest in them.



                                      ___________________________________
                                                (Name typed or printed)


                                      Spouse of _________________________
                                                (Name typed or printed)